Exhibit 99.1
Ellington Financial Increases Monthly Common Dividend by 40%

-Company Also Declares Quarterly Preferred Dividend-

OLD GREENWICH, Conn., April 5, 2021—Ellington Financial Inc. (NYSE: EFC) (the "Company") today announced that its Board of Directors has declared a monthly dividend of $0.14 per common share, payable on May 25, 2021 to stockholders of record as of April 30, 2021. This dividend represents an increase of 40% as compared to the Company's previously declared monthly common dividend.

"I am pleased that the Board increased our monthly dividend to $0.14, as we continue to see strong growth in our business, driven by a larger flow of high yielding loans from our origination programs," said Laurence Penn, Chief Executive Officer and President. "Looking ahead, we are encouraged by the earnings power of our current portfolio, our robust loan acquisition pipeline, and our strategic equity investments in loan origination companies. These positive trends in our business, combined with the dry powder we have to continue to expand the portfolio, give us confidence that we will be able to increase our dividend further from here."

The Board of Directors also declared a quarterly dividend of $0.421875 per share on the Company's 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, payable on April 30, 2021 to preferred stockholders of record as of April 19, 2021.
Cautionary Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company's actual results may differ from its beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include statements regarding the Company's payment of dividends and potential growth of dividends, among others. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, the Company's ability to maintain its qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, including changes resulting from the economic effects related to the COVID-19 pandemic, and associated responses to the pandemic. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K filed on March 16, 2021, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.